Exhibit 10.4

Privileged & Confidential

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2026, by and among Astro Digital Holdings, Inc. (f/k/a Proem Acquisition Corp I), a Delaware corporation (“Parent”), Proem SPAC Partners I LLC, a Cayman Islands limited liability company (“Sponsor”), and the other Holders listed on Schedule I attached hereto, including, only for purposes of Section 5.04, any required Prior Agreement (as defined below) signatories identified thereon.

RECITALS

WHEREAS, Parent, the Sponsor and certain security holders are parties to that certain Registration Rights Agreement, dated as of February 11, 2026 (the “Prior Agreement”);

WHEREAS, Parent, Astro Digital US, Inc., a Delaware corporation (the “Company”), PAAC Merger Sub I, Inc., a Delaware corporation, and PAAC Merger Sub II, LLC, a Delaware limited liability company, entered into that certain Merger Agreement, dated as of September 25, 2026 (as it may be amended or modified from time to time, the “Merger Agreement”);

WHEREAS, in connection with the Domestication (as defined in the Merger Agreement), Parent has been domesticated as a Delaware corporation;

WHEREAS, the parties hereto desire to enter into this Agreement in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), effective as of the Closing (as defined in the Merger Agreement), to grant the Holders (as defined below) certain registration rights and other rights as set forth herein; and

WHEREAS, effective as of the Closing, and only upon satisfaction of the conditions described in Section 5.04, the Prior Agreement will be terminated in its entirety and superseded by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.

DEFINITIONS

As used in this Agreement, the following terms have the meanings set forth below:

“Addendum Agreement” means the agreement in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Approved Exchange” means the Nasdaq Stock Market or the New York Stock Exchange (or any successor thereto).

“Block Trade” has the meaning set forth in Section 2.05.

“Board” means the board of directors of Parent.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the Recitals.

“Company Holders” means the Persons identified on Schedule I hereto as Company Holders who execute this Agreement, and their respective Permitted Transferees who become parties to this Agreement.

“Company Stockholder Group” means the Company Holders, collectively.

“Converted Stock Options” has the meaning ascribed to such term in the Merger Agreement.

“Covered Sponsor Securities” means the Parent Common Shares and Parent Warrants held by Sponsor Holders as of immediately following the Closing and identified on Schedule I hereto, together with any Parent Common Shares issuable upon the exercise or conversion of such identified securities.

“Demand Registration” has the meaning set forth in Section 2.02(a).

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations issued thereunder, including those of the Committee on Foreign Investment in the United States.

“DPA Triggering Rights” means any rights that would constitute a “covered transaction” or trigger a mandatory or voluntary filing with, or review by, the Committee on Foreign Investment in the United States under the DPA.

“EAR” means the Export Administration Regulations, 15 C.F.R. Parts 730–774.

“Effectiveness Period” has the meaning set forth in Section 2.01(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-1” means a Registration Statement on Form S-1 under the Securities Act or any successor form thereto.

“Form S-3” means a Registration Statement on Form S-3 under the Securities Act or any successor form thereto.

“Holder” means any Company Holder, Sponsor Holder, PIPE Investor, or any Person who becomes a party to this Agreement by executing an Addendum Agreement.

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. Parts 120–130.

“Lock-Up Agreement” means that certain Lock-Up Agreement, dated as of [●], 2026, by and among Parent and the holders party thereto, as amended, restated, supplemented, or otherwise modified from time to time.

“Lock-Up Period” means the period specified as the “Lock-Up Period” in the Lock-Up Agreement applicable to the relevant Holder and Registrable Securities.

“Maximum Number of Shares” means, with respect to any Underwritten Demand Registration or Underwritten Shelf Takedown, the maximum dollar amount or maximum number of securities that can be sold in such offering without being reasonably likely to have a material adverse effect on the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

“Merger Agreement” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, as in effect from time to time.

“Parent Common Shares” means shares of common stock, par value $0.0001 per share, of Parent.

“Permitted Transferee” means, with respect to any Holder, any Person that is a permitted transferee under the Lock-Up Agreement and that executes an Addendum Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization, government (or any department, agency, or political subdivision thereof), or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“PIPE Investors” means the Holders identified on Schedule I hereto as PIPE Investors and who have entered into PIPE Subscription Agreements, as contemplated by the Merger Agreement; provided, that a PIPE Investor (in their capacity as such) shall only be considered a Holder with respect to PIPE Shares held by it from time to time only with respect to the rights expressly granted to it under Article II.

“PIPE Shares” means the Parent Common Shares purchased by the PIPE Investors pursuant to their respective PIPE Subscription Agreements.

“Prior Agreement” has the meaning set forth in the Recitals.

“Registrable Securities” means (a) the Parent Common Shares issued to Company Holders as part of the Aggregate Merger Consideration (as defined in the Merger Agreement) in connection with the Transactions, together with any Parent Common Shares issuable upon the exercise of Converted Stock Options held by such Company Holders, (b) the Covered Sponsor Securities, (c) the PIPE Shares, (d) any Parent Common Shares held by a Holder immediately following the Closing, including any Parent Common Shares issued or issuable upon the exercise, conversion, vesting or settlement of any other equity security of Parent held by a Holder immediately following the Closing, and (e) any other equity security of Parent or any of its subsidiaries issued or issuable as a dividend or distribution on, or in exchange for, the securities described in clauses (a) through (d); provided that Registrable Securities shall not include any securities (i) that have been sold in a Registration or pursuant to Rule 144 under the Securities Act, (ii) that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee, or (iii) that are then eligible for sale without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act without volume or other restrictions or limitations including manner or timing of sale.

“Registration” means a registration effected by the preparation and filing of a Registration Statement, and the declaration or ordering of effectiveness of such Registration Statement.

“Registration Expenses” means all fees, costs, and expenses of Registration, including all Commission, stock exchange, and Nasdaq fees, printing expenses, fees and disbursements of Parent’s counsel and accountants, fees and disbursements of one counsel for the selling Holders (selected by the holders of a majority-in-interest of the Registrable Securities being registered), road show expenses, and fees of the transfer agent and registrar.

“Registration Statement” means any registration statement of Parent filed with, or to be filed with, the Commission under the Securities Act, including all amendments and supplements thereto and all exhibits and materials incorporated therein by reference.

“Resale Shelf Registration Statement” has the meaning set forth in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Group” means the Sponsor Holders, collectively.

“Sponsor Holders” means the Sponsor, the other Holders identified as “Sponsor Holders” on the signature pages hereto, and their respective Permitted Transferees who become parties to this Agreement and hold Registrable Securities.

“Transactions” has the meaning set forth in the Recitals.

“Underwriter” means any investment banker or underwriter engaged in connection with an underwritten offering of securities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.04(a).

Article II.

REGISTRATION RIGHTS

Section 2.01 Resale Shelf Registration.

(a)	As promptly as reasonably practicable following the Closing Date, and in any event within thirty (30) days thereafter, Parent shall file with the Commission a Registration Statement on Form S-3 (or, if Parent is not then eligible to use Form S-3, on Form S-1) (the “Resale Shelf Registration Statement”) providing for the resale from time to time by the Holders of all Registrable Securities then held by such Holders, whether or not any such Registrable Securities are then subject to the Lock-Up Period. The filing and maintenance of the Resale Shelf Registration Statement shall not be delayed or prevented solely because any Registrable Securities are subject to the Lock-Up Period. Parent shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to become effective as soon as practicable after filing, but in any event no later than the earlier of (i) 60th calendar day following the filing date (or, in the event the Commission notifies Parent that it will “review” the Resale Shelf Registration Statement, the 90th calendar day following the filing date) and (ii) the 15th Business Day after the date Parent is notified in writing by the Commission that the Resale Shelf Registration Statement will not be “reviewed” or will not be subject to further review by the Commission; provided, further, that if such date falls on a Saturday, Sunday or other day that the Commission is closed for business, such date shall be extended to the next Business Day on which the Commission is open for business and if the Commission is closed for operations due to a government shutdown then such date shall be extended by the same number of Business Days that the Commission remains closed. Once effective, Parent shall keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that Parent files a Form S-1, Parent shall use its reasonable best efforts to convert such Registration Statement to a Registration Statement on Form S-3 as soon as Parent is eligible to use such form.

(b)	Parent shall maintain the effectiveness of the Resale Shelf Registration Statement (and any successor registration statement) continuously from the date of its initial effectiveness until the earlier of (i) such time as there are no longer any Registrable Securities outstanding and (ii) such time as all Registrable Securities covered thereby have been sold thereunder (the “Effectiveness Period”), whether or not any Registrable Securities may then be sold under the Lock-Up Agreement. Parent shall supplement or amend the Resale Shelf Registration Statement as required to maintain its effectiveness during the Effectiveness Period.

(c)	Parent shall, upon written request of any Permitted Transferee who becomes a Holder pursuant to an Addendum Agreement, file any supplements, post-effective amendments, or additional Registration Statements as may be necessary to add such Holder as a selling securityholder within ten (10) Business Days of such request.

(d)	In the event the Commission prevents Parent from including any or all of the Registrable Securities in the Resale Shelf Registration Statement due to limitations on the use of Rule 415 under the Securities Act for an offering to be made on a delayed or continuous basis, Parent shall (i) inform all Holders and reduce the number of Registrable Securities included pro rata in accordance with the number of shares that each such Person has requested be included in such Registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”), (ii) use its reasonable best efforts to advocate with the Commission for the registration of all Registrable Securities in accordance with the Commission’s then-current guidance, and (iii) file amendments, supplements, or new Registration Statements (on Form S-3 or, if unavailable, Form S-1) as soon as practicable to register those Registrable Securities not previously registered.

Section 2.02 Demand Registration.

(a)	Subject to Section 2.07, at any time when no Resale Shelf Registration Statement is effective, the holders of a majority-in-interest of the Registrable Securities held by the Company Stockholder Group, or the holders of a majority-in-interest of the Registrable Securities held by the Sponsor Group (such group, the “Demand Initiating Holder Group”) may deliver a written demand to Parent requesting that Parent effect a Registration of all or part of such Holders’ Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (a “Demand Registration”).

(b)	Within fifteen (15) days after receipt of such demand, Parent shall give written notice of such demand to all other Holders, and each such Holder shall have fifteen (15) days following receipt of such notice to request inclusion of its Registrable Securities in such Demand Registration (each such holder including shares of Registrable Securities in such Registration, a “Demanding Holder”).

(c)	The Company Stockholder Group and the Sponsor Group, collectively, shall be entitled to not more than three (3) Demand Registrations in any twelve (12)-month period in the aggregate, and each Underwritten Shelf Takedown shall count as one Demand Registration for purposes of this single aggregate limit.

(d)	A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and Parent has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Parent shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(e)	If the Demanding Holders so elect and such holders so advise Parent as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. The parties agree that, in order to be effected, any Underwritten Demand Registration must be reasonably expected to result in aggregate proceeds to the selling shareholders of at least Twenty-Five Million Dollars ($25,000,000).

(f)	If the managing Underwriter or Underwriters for an Underwritten Demand Registration advises Parent and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, that the Maximum Number of Shares has been exceeded, all such securities shall be included in the following order of priority: (i) first, the Registrable Securities held by the Demand Initiating Holder Group, Pro Rata; (ii) second, the Registrable Securities of the other Demanding Holders, Pro Rata; (iii) third, the Parent Common Shares or other securities that Parent proposes to sell for its own account; and (iv) fourth, any Parent Common Shares or other securities for the account of other persons that Parent is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata.

(g)	A majority-in-interest of the Demanding Holders may elect to withdraw from such Demand Registration by giving written notice to Parent and, if applicable, the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering, then either the Demanding Holders shall reimburse Parent for the costs associated with the withdrawn Registration (in which case such Registration shall not count as a Demand Registration) or the withdrawn Registration shall count as a Demand Registration. Notwithstanding the foregoing, if a majority-in-interest of the Demanding Holders withdraws from a Demand Registration primarily as a result of (i) a material adverse change in general economic or market conditions or in the market for the Registrable Securities since the date of the applicable demand notice, (ii) a material adverse change in the business, financial condition, or prospects of Parent or its subsidiaries that has occurred or become known to the Demanding Holders since the date of the applicable demand notice, (iii) the occurrence of a Suspension Event pursuant to Section 2.06, or (iv) a material adverse development in any pending or threatened governmental, regulatory, or judicial action or proceeding relating to Parent or its subsidiaries, then such withdrawn Registration shall not count as a Demand Registration for purposes of Section 2.02(c), and Parent shall bear all Registration Expenses incurred in connection therewith.

Section 2.03 Piggyback Registration.

(a)	Subject to Section 2.07, if Parent proposes to file a Registration Statement (other than a Registration Statement on Form S-4 or Form S-8, or filed in connection with an employee benefit plan, an exchange offer, or a dividend reinvestment plan), whether for its own account or for the account of one or more securityholders, Parent shall give written notice of such proposed filing to all Holders at least ten (10) days before the anticipated filing date. Each Holder shall have five (5) Business Days following receipt of such notice to request inclusion of its Registrable Securities (a “Piggyback Registration”). Parent shall cause such Registrable Securities to be included in such Registration and, if such Registration is pursuant to an underwritten offering, shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(b)	If a Piggyback Registration is in connection with a primary underwritten offering by Parent and the managing Underwriter or Underwriters advises Parent in writing, in such Underwriter’s or Underwriters’ opinion, that the Maximum Number of Shares has been exceeded, securities shall be included in the following order of priority: (i) first, the Parent Common Shares or other securities that Parent proposes to sell for its own account; (ii) second, Registrable Securities of the Holders, Pro Rata; and (iii) third, Parent Common Shares or other securities for the account of other persons that Parent is obligated to register pursuant to written contractual arrangements with such persons, Pro Rata.

(c)	If a Piggyback Registration is in connection with an underwritten demand registration by a third party and the managing Underwriter or Underwriters advises Parent and such third party in writing, in such Underwriter’s or Underwriters’ opinion, that the Maximum Number of Shares has been exceeded, securities shall be included in the following order of priority: (i) first, the Parent Common Shares or other securities of such third party and any Registrable Securities of the Holders, Pro Rata; (ii) second, the Parent Common Shares or other securities that Parent proposes to sell for its own account; and (iii) third, Parent Common Shares or other securities for the account of other persons that Parent is obligated to register pursuant to written contractual arrangements with such persons, Pro Rata.

(d)	Any Holder may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to Parent of such request to withdraw prior to the effectiveness of the Registration Statement, if such offering is pursuant to a Demand Registration, or prior to the public announcement of the offering, if such offering is pursuant to an Underwritten Shelf Takedown. Parent (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.

Section 2.04 Underwritten Shelf Takedowns.

(a)	Subject to Section 2.07, at any time when a Resale Shelf Registration Statement is effective, the holders of a majority-in-interest of the Registrable Securities held by the Company Stockholder Group, or the holders of a majority-in-interest of the Registrable Securities held by the Sponsor Group (such group, the “Takedown Initiating Holder Group”), may deliver written notice to Parent requesting an underwritten offering pursuant to such Resale Shelf Registration Statement (an “Underwritten Shelf Takedown”).

(b)	Parent shall give written notice of such Underwritten Shelf Takedown to all other Holders within seven (7) Business Days, and each such Holder shall have two (2) Business Days following receipt of such notice to request inclusion of its Registrable Securities (each such holder including shares of Registrable Securities in such Underwritten Shelf Takedown, a “Takedown Holder”).

(c)	The Company Stockholder Group and the Sponsor Group shall not be entitled to any Underwritten Shelf Takedown in excess of the three (3) aggregate Demand Registrations available to them under Section 2.02(c), and each Underwritten Shelf Takedown shall count as one Demand Registration for purposes of that aggregate limit. No Underwritten Shelf Takedown shall be required unless the aggregate market value of the Registrable Securities to be sold is at least Twenty-Five Million Dollars ($25,000,000).

(d)	The Takedown Initiating Holder Group shall select the managing Underwriter, subject to the approval of Parent (not to be unreasonably withheld, conditioned, or delayed).

(e)	If the managing Underwriter or Underwriters for an Underwritten Shelf Takedown advises Parent and Takedown Initiating Holder Group in writing that, in such Underwriter’s or Underwriters’ opinion, that the Maximum Number of Shares has been exceeded, all such securities shall be included in the following order of priority: (i) first, the Registrable Securities held by the Takedown Initiating Holder Group, Pro Rata; (ii) second, the Registrable Securities of the other Takedown Holders, Pro Rata; (iii) third, the Parent Common Shares or other securities that Parent proposes to sell for its own account; and (iv) fourth, any Parent Common Shares or other securities for the account of other persons that Parent is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata.

Section 2.05 Block Trades.

Notwithstanding any other provision of this Agreement, and subject to Sections 2.06, 2.07, and 5.17, applicable securities laws, and the applicable requirements of the Transfer Agent, at any time when a Resale Shelf Registration Statement is effective, any Holder other than a PIPE Investor, in its capacity as such, may effect a sale of Registrable Securities in a block trade (a “Block Trade”) having an aggregate market value of at least Ten Million Dollars ($10,000,000); provided that (a) no road show shall be required, (b) no comfort letter or legal opinion shall be required, and (c) such Block Trade shall not count against the limitations on Demand Registrations under Section 2.02(c) or Underwritten Shelf Takedowns under Section 2.04(c). Upon receipt of written notice from a Holder of its intent to effect a Block Trade, Parent shall (i) within two (2) Business Days, instruct the Transfer Agent to cooperate with the removal of any restrictive legends from the Registrable Securities to be sold in accordance with applicable law and the Transfer Agent’s customary requirements, and (ii) provide such other reasonable cooperation as may be necessary to facilitate the Block Trade, including making available appropriate officers for due diligence calls if reasonably requested by the placement agent.

Section 2.06 Suspension.

(a)	Parent shall be entitled to postpone or suspend the effectiveness or use of any Registration Statement, or to suspend any offering, sale, request, or other exercise of a registration right under this Article II, for a reasonable period of time (a “Suspension Period”) if the chief executive officer or chief financial officer of Parent certifies in writing that, in the good faith judgment of the Board, such filing, effectiveness, use, offering, sale, or exercise would (i) require disclosure of material nonpublic information that Parent is not otherwise required to disclose and that could reasonably be expected to materially and adversely affect Parent or its stockholders, (ii) interfere with, jeopardize, or require disclosure of a proposed or pending financing, acquisition, disposition, strategic transaction, or other material corporate development, (iii) violate or cause Parent to fail to comply with Regulation FD, applicable securities or other laws, Parent’s disclosure controls and procedures, or any listing standard, or (iv) require disclosure of or access to information that is subject to export-control, CFIUS or DPA, classified-information, CUI, facility-clearance, attorney-client privilege, work-product, trade-secret, contractual, or other confidentiality restrictions, or that would otherwise create a material risk to Parent, its subsidiaries, or their businesses. Parent shall not be required to disclose the basis for a Suspension Period if doing so would itself create any such risk.

(b)	No Suspension Period under clause (i) or clause (ii) of Section 2.06(a) shall exceed sixty (60) consecutive days, and the aggregate duration of all Suspension Periods under clause (i) or clause (ii) of Section 2.06(a) shall not exceed one hundred twenty (120) days in any twelve (12)-month period. Parent shall not exercise its right to suspend more than two (2) times in any twelve (12)-month period, and no Suspension Period shall commence within thirty (30) days following the conclusion of a prior Suspension Period; provided that the foregoing duration, frequency, and minimum-interval limitations shall not apply to any Suspension Period reasonably necessary to comply with applicable law or regulatory requirements or to protect information or activities described in clauses (iii) or (iv) of Section 2.06(a), or to complete a financing, acquisition, disposition, strategic transaction, or other material corporate development, so long as Parent acts in good faith and terminates the Suspension Period promptly when the applicable basis no longer exists; provided, further, that notwithstanding the foregoing, no single Suspension Period under clauses (iii) or (iv) of Section 2.06(a) shall exceed ninety (90) consecutive days without a resolution of the Board reauthorizing such Suspension Period for a stated additional term, and Parent shall provide written notice to the Holders of any such reauthorization.

(c)	Any registration-related deadlines set forth in this Article II shall be tolled during any Suspension Period. Parent shall give prompt written notice to the Holders of the commencement and termination of each Suspension Period; provided that such notice may state only that a Suspension Period has commenced or terminated and need not disclose the basis for the Suspension Period or any other confidential information.

(d)	Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.01(b), or, upon any suspension by Parent pursuant to Section 2.06, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in Parent’s securities because of the existence of material non-public information, each Holder included in any Registration shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.01(b) or the restriction on the ability of “insiders” to transact in Parent’s securities is removed, as applicable, and, if so directed by Parent, each such Holder will deliver to Parent all copies, other than permanent file copies then in such Holder possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(e)	Upon the termination of any Suspension Period, Parent shall, within five (5) Business Days, (i) update, amend, or supplement the Registration Statement and related prospectus as necessary to ensure that the statements therein are not misleading, and (ii) provide written notice to all Holders that they may resume sales under the Registration Statement.

Section 2.07 Lock-Up Interaction.

Notwithstanding anything to the contrary in this Article II, the filing, effectiveness, and maintenance of any Registration Statement, including the Resale Shelf Registration Statement, shall not be restricted or delayed solely because any Registrable Securities are subject to transfer restrictions under the Lock-Up Agreement. However, no Holder may sell, offer, transfer, request inclusion of, or effect any sale, Demand Registration, Piggyback Registration, Underwritten Shelf Takedown, or Block Trade with respect to Registrable Securities subject to a Lock-Up Period during the applicable Lock-Up Period, except as expressly permitted by the Lock-Up Agreement. Any Registrable Securities as to which the applicable Lock-Up Period has expired shall thereafter be eligible for use in accordance with this Agreement.

Section 2.08 PIPE Investor Rights.

Notwithstanding any other provision of this Article II, the PIPE Investors (in their capacity as such) shall be entitled solely to inclusion of their PIPE Shares in (i) the Resale Shelf Registration Statement pursuant to Section 2.01 and (ii) Piggyback Registrations pursuant to Section 2.03, in each case subject to Section 2.07. The PIPE Investors, in their capacity as such, shall not be entitled to initiate or request inclusion of PIPE Shares in a Demand Registration under Section 2.02 (which shall be governed by the provisions of the applicable PIPE Subscription Agreement with respect to such PIPE Shares) or to initiate, request inclusion of PIPE Shares in, or otherwise participate in any Underwritten Shelf Takedown under Section 2.04 or any Block Trade under Section 2.05.

Article III.

REGISTRATION PROCEDURES

Section 3.01 Registration Procedures. Whenever Parent is required to effect a Registration or facilitate the sale of Registrable Securities pursuant to this Agreement, Parent shall use its reasonable best efforts to effect such Registration and sale and shall:

(a)	prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its reasonable best efforts to cause such Registration Statement to become effective; furnish drafts of such Registration Statement and each amendment or supplement thereto to the selling Holders and their counsel at least five (5) Business Days before filing;

(b)	notify the selling Holders within three (3) Business Days of (i) the filing and effectiveness of the Registration Statement (or any amendment thereto), (ii) any stop order issued by the Commission, and (iii) any comments received from the Commission with respect to such Registration Statement;

(c)	use its reasonable best efforts to qualify such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as any selling Holder reasonably requests;

(d)	in connection with any underwritten offering, enter into customary underwriting agreements in form and substance reasonably acceptable to Parent and the managing Underwriter;

(e)	furnish to the Underwriters, upon request, customary comfort letters from Parent’s independent registered public accounting firm, with customary bring-down letters in connection with the closing of any underwritten offering;

(f)	furnish customary legal opinions and negative assurance letters from Parent’s counsel in connection with any underwritten offering;

(g)	make available members of senior management for participation in road shows and investor presentations in connection with any underwritten offering for which the aggregate gross proceeds are reasonably expected to exceed Fifty Million Dollars ($50,000,000);

(h)	cooperate with the transfer agent to facilitate the timely preparation and delivery of certificates or book-entry positions representing the Registrable Securities to be sold;

(i)	use its reasonable best efforts to cause the Registrable Securities to be listed on each Approved Exchange on which similar securities of Parent are then listed;

(j)	bear all Registration Expenses; provided that the selling Holders shall bear all underwriting discounts, selling commissions, and transfer taxes, if any, applicable to the sale of their Registrable Securities;

(k)	cooperate with the selling Holders and the Underwriters to facilitate the removal of any restrictive legends from the Registrable Securities being sold;

(l)	comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act; and

(m)	use its reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto).

Section 3.02 Information. Each Holder that sells Registrable Securities pursuant to a Registration Statement hereunder agrees to (a) furnish to Parent in writing such information as Parent may reasonably request for use in connection with such Registration Statement, subject to Section 5.17 and only to the extent reasonably necessary to comply with applicable securities laws and prepare the applicable filing, and (b) comply with the prospectus delivery requirements of the Securities Act with respect to the disposition of such Registrable Securities. Upon receipt of notice from Parent of any Suspension Period, each Holder shall immediately discontinue disposition of Registrable Securities until such Holder receives notice that the Suspension Period has terminated. Any request by Parent for information from a Holder pursuant to this Section 3.02 shall (i) be made in writing, (ii) describe with reasonable specificity the information requested and the purpose for which it is needed, and (iii) be delivered at least ten (10) Business Days before the applicable filing or effectiveness deadline. Parent shall not assert that any delay in filing or effectiveness of a Registration Statement was caused by a Holder's failure to furnish information unless Parent complied with the foregoing requirements and the Holder failed to respond within five (5) Business Days of receipt of a compliant request.

Section 3.03 Rule 144. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Article IV.

INDEMNIFICATION AND CONTRIBUTION

Section 4.01 Indemnification by Parent.

Parent agrees to indemnify and hold harmless each selling Holder, its Affiliates, officers, directors, employees, agents, and each Person who controls (within the meaning of the Securities Act) such Holder, against all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or preliminary prospectus, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such indemnity shall not apply to any loss arising out of or based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use therein, or arising out of such Holder’s own violation of applicable securities laws.

Section 4.02 Indemnification by Holders.

Each selling Holder agrees, severally and not jointly, to indemnify and hold harmless Parent, its Affiliates, officers, directors, employees, agents, and each Person who controls Parent (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, and expenses arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or preliminary prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein; provided that each Holder’s liability hereunder shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities in such Registration.

Section 4.03 Defense and Settlement.

Any Person entitled to indemnification hereunder shall promptly notify the indemnifying party upon becoming aware of any claim, and the indemnifying party shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnified party determines that a conflict of interest exists that makes representation by the indemnifying party’s counsel inappropriate, the indemnified party shall be entitled to retain separate counsel at the indemnifying party’s expense. No indemnifying party shall consent to the entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or (b) that includes any non-monetary relief binding on the indemnified party, in each case without the prior written consent of such indemnified party.

Section 4.04 Contribution.

If the indemnification provided for in this Article IV is held by a court to be unavailable to an indemnified party, then the indemnifying party shall contribute to the amounts paid or payable as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided that no Holder shall be required to contribute in excess of the net proceeds received by such Holder from the sale of Registrable Securities in such Registration; and provided further that no Person who has been found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who has not been found guilty of such fraudulent misrepresentation.

Article V.

MISCELLANEOUS

Section 5.01 Termination. This Agreement shall terminate on the date as of which there shall be no Registrable Securities outstanding. The registration rights set forth in Article II shall terminate with respect to any Holder at such time as such Holder no longer holds any Registrable Securities.

Section 5.02 Assignment; Addendum Agreement.

(a)	Any Holder may transfer its registration rights under this Agreement to a Permitted Transferee; provided that (i) such Permitted Transferee executes an Addendum Agreement in the form attached hereto as Exhibit A, and (ii) such Permitted Transferee agrees to be bound by all applicable terms of this Agreement.

(b)	Notwithstanding the foregoing, no transfer of rights to any Person who is a foreign person shall be effective if such transfer would give rise to DPA Triggering Rights, unless such Person provides evidence satisfactory to Parent that no filing or review under the DPA would be required.

Section 5.03 Amendment; Waiver.

(a)	This Agreement may be amended, modified, or supplemented only by a written instrument executed by Parent and the holders of a majority-in-interest of the then-outstanding Registrable Securities; provided that any amendment that would have a material adverse effect on the rights of the Company Stockholder Group or the Sponsor Group (as applicable) shall require the prior written consent of such adversely affected group; provided, further, that any amendment that would materially and adversely affect the registration rights of the PIPE Investors as a class shall require the prior written consent of the holders of a majority-in-interest of the PIPE Shares then outstanding.

(b)	No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party to be bound thereby. No waiver shall constitute a continuing waiver or a waiver of any subsequent breach or default.

Section 5.04 Prior Agreement.

Effective as of the Closing, the Prior Agreement is hereby terminated and superseded in its entirety by the execution of this Agreement by Parent, Sponsor Holders, and each other party to the Prior Agreement whose consent or signature is required under the Prior Agreement.

Section 5.05 Notices.

All notices, requests, consents, claims, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by nationally recognized overnight courier service, when sent by email (with confirmation of transmission), or when received if sent by certified mail (return receipt requested), to the parties as follows:

If to Parent:

Astro Digital Holdings, Inc.

7815 Shaffer Parkway

Littleton, CO 80127

Attention: Michael Wilson, Chief Financial Officer

E-mail: michael.wilson@astrodigital.com

with a copy to (which copy shall not constitute notice):

Broadfield US LLP

488 Madison Avenue, 22nd Fl

New York, NY 10022

Attention: Michael A. Smith; Christopher Hagenbuch

E-mail: michaelsmith@broadfieldlaw.com; christopherhagenbuch@broadfieldlaw.com

If to a Holder, to the address set forth on Schedule I attached hereto;

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

Notices or other communications to any other Holder that becomes a party hereto pursuant to Section 1 shall be delivered to the address set forth in the applicable joinder agreement or other instrument executed by such Holder and binding such Holder to the terms of this Agreement.

Section 5.06 Governing Law.

This Agreement, and any claim or cause of action hereunder based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of any other jurisdiction.

Section 5.07 Jurisdiction; Venue.

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City of New York, State of New York, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum.

Section 5.08 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

Section 5.09 Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such party is entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any action for specific performance or injunctive relief.

Section 5.10 Entire Agreement.

This Agreement (together with the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement shall limit or otherwise affect the rights and obligations of the parties under the Merger Agreement, the Lock-Up Agreement, any PIPE Subscription Agreement, or any Confidentiality Agreement.

Section 5.11 Severability.

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 5.12 Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail (including in portable document format (.pdf)) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.13 No Third-Party Beneficiaries.

Except as expressly provided in Article IV (with respect to indemnified parties), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever.

Section 5.14 Further Assurances.

Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 5.15 Headings.

The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

Section 5.16 No Presumption Against Drafter.

This Agreement shall be construed without regard to any presumption or rule of construction requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 5.17 Regulatory and Disclosure Compliance.

The exercise of any rights and the performance of any obligations under this Agreement shall at all times be subject to and limited by (a) ITAR, EAR, and all applicable export control laws, rules, and regulations, (b) the DPA and any requirements of the Committee on Foreign Investment in the United States, (c) facility security clearance requirements applicable to Parent, (d) restrictions on the disclosure of classified information, CUI, or information subject to national security restrictions, (e) Regulation FD under the Exchange Act, (f) attorney-client privilege and work product protection, (g) trade secret protections, and (h) Parent’s disclosure controls and procedures. The foregoing limitations apply to the exercise of registration rights (including diligence conducted in connection therewith and the execution of Addendum Agreements under Section 5.02).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

PARENT:

ASTRO DIGITAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Investors’ Rights Agreement]

SPONSOR:

PROEM SPAC PARTNERS I LLC

By:
Name:
Title:

[Signature Page to Investors’ Rights Agreement]

SPONSOR HOLDERS:

[____]

By:
Name:
Title:

[Signature page to Addendum Agreement]

COMPANY HOLDERS:

[____]

By:
Name:
Title:

[Signature Page to Investors’ Rights Agreement]

FOR PURPOSES OF SECTION 5.04 ONLY:

[_____]

By:
Name:
Title:

[Signature Page to Investors’ Rights Agreement]

SCHEDULE I

Holders

NAME / CAPACITY	NUMBER OF PARENT COMMON SHARES	ADDRESS	EMAIL
Chris Biddy Company Holder	[●]	[●]	chris@astrodigital.com
Michael Wilson Company Holder	[●]	[●]	michael.wilson@astrodigital.com
[Other Company Support Agreement Holders to be added]	[●]	[●]	[●]
Proem SPAC Partners I LLC Sponsor	[●]	c/o Proem Acquisition Corp I, 3860 W. Northwest Hwy, Suite 470, Dallas, TX 75220	[●]
[Parent Support Agreement, Lock-Up Agreement holders, any other Sponsor Holders and participating PIPE Investors to be added]

EXHIBIT A

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement (this “Addendum Agreement”) is entered into as of [DATE], by and between Astro Digital Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned (the “New Holder”). Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the IRA.

WHEREAS, Parent and certain investors are parties to that certain Investors’ Rights Agreement, dated as of [●], 2026 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “IRA”); and

WHEREAS, the New Holder desires to become a party to the IRA for purposes of Article II (Registration Rights) thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The New Holder hereby acknowledges that it has received and reviewed a copy of the IRA and agrees to be bound by all of the terms and conditions thereof as a “Holder” for purposes of Article II (Registration Rights) of the IRA.

2.	The New Holder acknowledges and agrees that it shall not be entitled to any director nomination rights under Article V or information rights under Article VI of the IRA.

3.	The New Holder represents and warrants that:

a.	New Holder is not a “foreign person” and is not controlled by a “foreign person,” as those terms are defined in 31 C.F.R. Part 800 promulgated under Section 721 of the DPA;

b.	As of the date of this Addendum Agreement, such New Holder has not agreed to grant any rights to any “foreign person” (as defined in 31 C.F.R. Part 800) that would constitute a “covered transaction” subject to mandatory filing requirements under the DPA.

c.	New Holder does not permit any “foreign person” affiliated with New Holder, whether affiliated as a limited partner, shareholder or equivalent, to obtain, through New Holder as a result of that foreign person’s investment in New Holder, any of the following with respect to Parent: (i) access to any “material nonpublic technical information” (as defined in 31 C.F.R. § 800.232) in the possession of Parent; (ii) membership or observer rights on the Board or equivalent governing body of Parent or the right to nominate an individual to a position on such governing body; (iii) any “involvement,” other than through the voting of shares, in the “substantive decision-making” of Parent (as such terms are defined in the DPA) regarding the use, development, acquisition or release of any “critical technology” (as defined in 31 C.F.R. § 800.215); or (iv) “control” of the Parent (as defined in 31 C.F.R. § 800.208).

4.	This Addendum Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.	This Addendum Agreement may be executed in counterparts.

[Remainder of Page Intentionally Left Blank]

NEW HOLDER:

By:
Name:
Title:
Address:

ACKNOWLEDGED AND AGREED:

ASTRO DIGITAL HOLDINGS, INC.

By:
Name:
Title:

[Signature page to Addendum Agreement]